                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           DecisionOne Holdings Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                           DECISIONONE HOLDINGS CORP.
                            50 EAST SWEDESFORD ROAD
                           FRAZER, PENNSYLVANIA 19355

         --------------------------------------------------------------

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                DECEMBER 5, 1996
         --------------------------------------------------------------

To the Stockholders of
DecisionOne Holdings Corp.:

     Notice is hereby given that the 1996 annual meeting of stockholders (the "Annual Meeting") of DECISIONONE HOLDINGS CORP. (the "Company" or "DecisionOne") will be held at The Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, Pennsylvania 19103 on Thursday, December 5, 1996, at 10:00 a.m., local time, for the following purposes:

     1. To elect five directors;

     2. To approve and adopt the Amended and Restated DecisionOne Holdings Corp. Stock Option and Restricted Stock Purchase Plan;

     3. To ratify the selection of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending June 30, 1997; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on October 18, 1996 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose relevant to the Annual Meeting, during the Annual Meeting and during normal business hours for ten days prior to the Annual Meeting at the offices of Deloitte & Touche LLP, 1700 Market Street, 24th Floor, Philadelphia, Pennsylvania 19103.

                                          By order of the Board of Directors,

                                          Thomas M. Molchan
                                          Secretary

Frazer, Pennsylvania
October 28, 1996

     EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                      LOGO

                           DECISIONONE HOLDINGS CORP.
                            50 EAST SWEDESFORD ROAD
                           FRAZER, PENNSYLVANIA 19355
               -------------------------------------------------

                                PROXY STATEMENT
                                      FOR
                      1996 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                DECEMBER 5, 1996
               -------------------------------------------------

     This proxy statement and the accompanying form of proxy are being mailed on or about November 4, 1996 to the stockholders of DecisionOne Holdings Corp. (the "Company" or "DecisionOne"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, Pennsylvania 19103 on Thursday, December 5, 1996, at 10:00 a.m., local time, and at any adjournments thereof.

     At the Annual Meeting, stockholders of the Company will be asked to vote upon (1) the election of five directors, (2) the approval and adoption of the Amended and Restated DecisionOne Holdings Corp. Stock Option and Restricted Stock Purchase Plan (the "Plan") and (3) the ratification of the selection of Deloitte & Touche LLP as the Company's auditors for fiscal 1997, and such other business as may properly come before the meeting and any adjournments thereof.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

     The Company's annual report to stockholders for the year ended June 30, 1996, including financial statements, is being mailed to stockholders with this proxy statement but does not constitute a part of this proxy statement.

                             VOTING AT THE MEETING

     Holders of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), of record at the close of business on October 18, 1996 (the "Record Date") are entitled to vote at the Annual Meeting. As of that date, there were 27,466,035 shares of Common Stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name on the books of the Company as of the close of business on the Record Date.

     The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

     Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his, her or its shares at the Annual Meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

     Assuming that a quorum is present, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors, and the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to approve and adopt the Plan and to ratify the selection of the Company's auditors for fiscal 1997. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposals to approve and adopt the Plan and to ratify the selection of the Company's auditors for fiscal 1997; abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative and will have the effect of a negative vote because such proposals require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

     The Company believes that brokers who are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of directors and the ratification of the selection of the Company's auditors, if they have not received instructions from the beneficial owner. The Company does not believe that brokers have the authority to vote those shares with respect to the approval and adoption of the Plan. Assuming a quorum is present, failure by brokers to attend the meeting by proxy and vote those shares will have no effect on the outcome of the election of directors, as the directors are to be elected by a plurality of the votes cast, or in the case of the other proposals, which require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

     Your proxy vote is important. Accordingly, please complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                                (PROPOSAL NO. 1)

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolutions adopted by the Board. At the Annual Meeting, five directors are to be elected. The term of office for each director will expire at the 1997 annual meeting of stockholders, and each director will hold office until the election and qualification of his successor or until the director's earlier death, removal or resignation.

     The Board of Directors has nominated for election as directors of the Company Messrs. Draeger, Anderson, Brooks, McInerney and Weinbach. All nominees are presently directors of the Company whose terms expire at the Annual Meeting. One of the current directors of the Company, Don E. Ackerman, has decided not to stand for re-election.

     All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors or the Board may decide to reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                       ----------------------------------

                             NOMINEES FOR ELECTION
                       ----------------------------------

                                         YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS
                                                              DURING
       NAME OF DIRECTOR         AGE          PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
------------------------------  ---   -------------------------------------------------------
Kenneth Draeger...............  56    Mr. Draeger has been a director of the Company since
                                      1992. He has served as the Chief Executive Officer of
                                      the Company since July 1992 and Chairman of the Company
                                      since November 1995. Prior to joining the Company, Mr.
                                      Draeger was President of Agfa/Compugraphics, a
                                      manufacturer of electronic pre-press equipment. Mr.
                                      Draeger is also a director of Galileo Electro-optics
                                      Corporation.
Bruce K. Anderson.............  56    Mr. Anderson has been a director of the Company since
                                      1988. He has been a General Partner of certain
                                      partnerships affiliated with Welsh, Carson, Anderson &
                                      Stowe ("WCAS"), a venture capital firm, since 1979. Mr.
                                      Anderson is also a director of SEER Technologies, Inc.
                                      and Broadway & Seymour.
Michael C. Brooks.............  51    Mr. Brooks has been a director of the Company since
                                      1988. He has been a General Partner of J. H. Whitney &
                                      Co. ("Whitney"), a venture capital firm, since January
                                      1985 and currently serves as Managing Partner. Mr.
                                      Brooks is also a director of SunGard Data Systems, Inc.
Thomas E. McInerney...........  55    Mr. McInerney has been a director of the Company since
                                      1988. From 1994 to 1995, he served as Chairman of the
                                      Company. Mr. McInerney has been a General Partner of
                                      certain WCAS affiliated partnerships since 1991. Mr.
                                      McInerney is also a director of Bisys Group, Inc. and
                                      Aurora Electronics, Inc.
Arthur F. Weinbach............  53    Mr. Weinbach has been a director of the Company since
                                      1996. He is President and Chief Executive Officer and a
                                      Director of Automatic Data Processing, Inc. ("ADP"), a
                                      provider of computing services. Since 1981, he has
                                      served in various executive and managerial positions
                                      with ADP, including over nine years as Chief Financial
                                      Officer and six years as a member of ADP's Board of
                                      Directors. Prior to joining ADP, Mr. Weinbach was a
                                      Partner with Touche Ross & Co., a predecessor of
                                      Deloitte & Touche LLP.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company met on three occasions during fiscal 1996. The Delaware General Corporation Law provides that the board of directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. In May 1996, after the Company's initial public offering of Common Stock ("IPO"), the Board of Directors established an Executive Committee, an Audit Committee, a Compensation Committee, and a Stock Option Committee.

Each director attended at least 75% of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period.

     Executive Committee. The Executive Committee may exercise all of the powers of the Board in the management of the business and affairs of the Company which may lawfully be delegated to it, provided that (i) the Committee shall act only when, because of time criticality, it is impractical to call a meeting of the full Board; (ii) the Committee is not empowered to act on matters which are within the responsibilities of the Audit Committee or the Compensation Committee; and (iii) with respect to acquisitions of the stock or assets of another company, the Committee's authority is limited to transactions with a purchase price of $20 million or less. The current members of the Executive Committee are Messrs. Draeger, Anderson, and Brooks. The Executive Committee did not meet during fiscal 1996.

     Audit Committee. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in DecisionOne's financial reporting. The Audit Committee meets periodically with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures and the Company's policies relating to internal auditing and accounting procedures and controls. The Audit Committee met once during fiscal 1996. The Audit Committee is currently composed of two non-employee directors, Messrs. Brooks and Weinbach.

     Compensation Committee. The Compensation Committee determines the annual salary and bonus and reviews the amount of remuneration in stock options of the Company's senior executives; reviews the operation of the Company's executive compensation programs; and establishes and periodically reviews policies in the area of management benefits. None of the members of the Compensation Committee may be officers or employees of the Company. The current members of the Compensation Committee are Messrs. Ackerman and McInerney. The Compensation Committee met once during fiscal 1996; prior to its formation in May 1996, the Board as a whole (with the Chairman and Chief Executive Officer excluded from discussions regarding his compensation) fulfilled the functions of the Compensation Committee.

     Stock Option Committee. The Stock Option Committee has the responsibility for administering and interpreting the Plan, including the granting of options thereunder. The Stock Option Committee is currently composed of two non-employee directors, Messrs. Anderson and Brooks. The Stock Option Committee met once during fiscal 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 18, 1996 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) by each director of the Company,
(iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                                        NUMBER OF
                                                                   SHARES BENEFICIALLY     PERCENTAGE
                        BENEFICIAL OWNER                                OWNED(1)           OF CLASS(1)
-----------------------------------------------------------------  -------------------     -----------
Welsh Carson Anderson & Stowe
  320 Park Avenue, Suite 2500
  New York, New York 10022(2)....................................       10,704,626             39.0%
J.H. Whitney & Co.
  177 Broad Street
  Stamford, Connecticut 06901(3).................................        6,224,511             22.7
Kenneth Draeger(4)(5)............................................        1,251,310              4.4
Stephen J. Felice(5).............................................           25,000                *
R. Peter Zimmermann(5)(6)........................................          311,711              1.1
James J. Greenwell(5)(7).........................................          112,500                *
Thomas M. Molchan(5).............................................            8,250                *
Don E. Ackerman(8)...............................................          719,392              2.6
Bruce K. Anderson(9).............................................       10,726,311             39.1
Michael C. Brooks(10)............................................        6,224,511             22.7
Thomas E. McInerney(11)..........................................       10,750,694             39.1
Arthur F. Weinbach(12)...........................................            2,000                *
All current executive officers and directors as a group (13
  persons).......................................................       19,441,803             70.6

---------------
  *  Less than one percent.

 (1) Applicable percentage of ownership is based on 27,466,035 shares of Common Stock outstanding as of October 18, 1996, together with applicable options for such stockholders. In accordance with the rules of the Securities and Exchange Commission, shares of Common Stock that are exercisable as of October 18, 1996 or exercisable within 60 days thereafter are deemed to be outstanding and beneficially owned by the person holding such option for purpose of computing such person's percentage ownership, but are not treated as outstanding for the purpose of computing the percentage of any other person. The nature of ownership consists of sole voting or investment power unless otherwise noted.

 (2) Includes the following: 5,155,947 shares of Common Stock owned by Welsh, Carson, Anderson & Stowe IV, a limited partnership of which the general partner is a partnership comprised of Patrick J. Welsh ("Welsh"), Russell
     L. Carson ("Carson"), Bruce K. Anderson ("Anderson"), Richard H. Stowe ("Stowe"), Andrew M. Paul ("Paul") and Thomas E. McInerney ("McInerney"); 2,914,857 shares of Common Stock owned by WCAS Capital Partners, a limited partnership of which the general partner is a partnership comprised of Welsh, Carson, Anderson, Stowe, Paul and McInerney; 2,266,410 shares of Common Stock owned by Welsh, Carson, Anderson & Stowe VI, L.P., a limited partnership of which the general partner is a partnership comprised of Welsh, Carson, Anderson, Stowe, McInerney, Paul, Laura M. VanBuren ("VanBuren"), James B. Hoover, Robert A. Minicucci and Anthony J. de Nicola; 297,606 shares of Common Stock issuable upon exercise of a currently exercisable warrant issued to WCAS Capital Partners II, a limited partnership of which the general partner is a partnership comprised of Welsh, Carson, Anderson, Stowe, Paul and McInerney; 51,176 shares of Common Stock owned by WCAS Information Partners, a limited partnership of which the general partner is a partnership comprised of Anderson and McInerney; and 18,630 shares of Common Stock owned by WCAS Venture Partners, a limited partnership of which the general partner is a partnership comprised of Welsh, Carson, Anderson, Stowe, McInerney, Paul and VanBuren. The Company believes that the general partners of each fund share voting and investment power in respect of such shares.

 (3) Includes the following: 4,932,272 shares of Common Stock owned directly by Whitney; 1,121,095 shares of Common Stock owned by Whitney 1990 Equity Fund L.P. of which Whitney is a general partner; and 171,144 shares of Common Stock issuable upon exercise of currently exercisable warrants owned by Whitney Subordinated Debt Fund, L.P. of which Whitney is a general partner. Mr. Brooks is a general partner of Whitney. The Company believes that the general partners of Whitney share voting and investment power in respect of such shares.

 (4) Includes 1,052,310 options that are exercisable as of October 18, 1996 or within 60 days thereafter.

 (5) In connection with the acquisition of Bell Atlantic Business Systems Services, Inc. ("BABSS") and the resulting reorganization of the Company's management, the following current executive officers of the Company received stock option grants, at an exercise price of $8.00 per share, on November 29, 1995: Kenneth Draeger received an option to purchase 70,000 shares of Common Stock; Stephen J. Felice received an option to purchase 100,000 shares of Common Stock; R. Peter Zimmermann received an option to purchase 15,000 shares of Common Stock; James J. Greenwell received an option to purchase 10,000 shares of Common Stock; Thomas M. Molchan received an option to purchase 33,000 shares of Common Stock; Joseph S. Giordano received an option to purchase 32,000 shares of Common Stock; and Dwight T. Wilson received an option to purchase 25,000 shares of Common Stock. These options vest in four equal annual increments commencing on November 29, 1996. Of these grants, the amounts shown in the table for Messrs. Draeger, Felice, Greenwell, and Molchan include 17,500; 25,000; 2,500; and 8,250 options, respectively, that are exercisable as of October 18, 1996 or within 60 days thereafter.

 (6) Includes 241,711 options that are exercisable as of October 18, 1996 and through November 2, 1996 (the date of Mr. Zimmermann's resignation).

 (7) Includes 96,500 options that are exercisable as of October 18, 1996 or within 60 days thereafter.

 (8) Includes 66,667 options that are exercisable as of October 18, 1996.

 (9) Includes 21,685 shares of Common Stock owned directly by Anderson and 10,704,626 shares of Common Stock beneficially owned by certain WCAS entities of which Anderson is a general partner. See footnote (2).

(10) Includes shares of Common Stock beneficially owned by certain Whitney entities of which Mr. Brooks is a general partner. See footnote (3).

(11) Includes 46,068 shares of Common Stock owned directly by McInerney and 10,704,626 shares of Common Stock beneficially owned by certain WCAS entities of which McInerney is a general partner. See footnote (2).

(12) Includes an option for 1,000 shares granted to Mr. Weinbach on May 2, 1996, vesting immediately, subject to stockholder approval.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into a contract with an approximate annual value of $150,000 for cleaning services at its Frazer and Horsham, Pennsylvania facilities with a company controlled by the brother of R. Peter Zimmermann, the Company's former Executive Vice President. The Company believes that the terms of this contract are comparable to those that could be obtained with an unrelated third party providing the same services. See also "Compensation Committee Interlocks and Insider Participation."

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth for the years ended June 30, 1996 and 1995 certain compensation paid by the Company to its Chief Executive Officer and the four other most highly paid executive officers of the Company whose cash compensation exceeded $100,000 for the year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                              ANNUAL                 COMPENSATION
                                                           COMPENSATION          ---------------------
                                                       ---------------------     SECURITIES UNDERLYING
       NAME AND PRINCIPAL POSITION(1)         YEAR      SALARY       BONUS           OPTIONS/SARS
--------------------------------------------  ----     --------     --------     ---------------------
Kenneth Draeger.............................  1996     $355,000     $484,500(2)          70,000
  Chief Executive Officer                     1995      250,625      375,000                 --
Stephen J. Felice...........................  1996      157,500(3)   130,340(3)         100,000
  President                                   1995           --           --                 --
R. Peter Zimmermann(4)......................  1996      168,500       87,800             15,000
  Executive Vice President                    1995      156,000      124,000                 --
James J. Greenwell..........................  1996      131,000       58,460             10,000
  Senior Vice President -- Sales and                    129,500       90,000             40,000
     Marketing                                1995
Thomas M. Molchan...........................  1996       90,020(3)    42,725(3)          33,000
  General Counsel and Corporate Secretary     1995           --           --                 --

---------------
(1) In addition to the above named executive officers, Thomas J. Fitzpatrick, Vice President and Chief Financial Officer, is currently an executive officer of the Company and would have been included in the above table had he been named an executive officer prior to June 30, 1996. Mr. Fitzpatrick's base salary is $190,000 plus a bonus based on the achievement of certain performance goals to be determined by the Compensation Committee of the Board of Directors.

(2) $357,000 of this bonus has been paid. The remaining $127,500 is contingent upon the Company's stock performance during fiscal 1997. Upon completion of ten consecutive trading days where the share price of Common Stock closes at or above $18.00, the deferred bonus amount will be paid. Should the share price performance requirement not be met by June 30, 1997, the deferred bonus amount will not be paid.

(3) Messrs. Felice and Molchan joined the Company and were named executive officers on October 21, 1995. The salaries and bonuses shown reflect the amount earned after such date.

(4) Mr. Zimmermann has resigned from the Company as of November 2, 1996.

     The following table summarizes stock options granted during fiscal 1996 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                           -----------------------------------------------------       VALUE AT ASSUMED
                                         PERCENT OF                                  ANNUAL RATES OF STOCK
                                       TOTAL OPTIONS                                PRICE APPRECIATION FOR
                                         GRANTED TO                                     OPTION TERM(1)
                           OPTIONS      EMPLOYEES IN      EXERCISE    EXPIRATION    -----------------------
         NAME(2)           GRANTED          1996           PRICE         DATE          5%           10%
-------------------------  -------    ----------------    --------    ----------    --------     ----------
Kenneth Draeger..........   70,000(3)        8.8%          $8.000       11/28/05    $352,181     $  892,496
Stephen J. Felice........  100,000(3)       12.5            8.000       11/28/05     503,116      1,274,994
R. Peter Zimmermann......   15,000(3)        1.9            8.000       11/28/05      75,467        191,249
James J. Greenwell.......   10,000(3)        1.3            8.000       11/28/05      50,312        127,499
Thomas M. Molchan........   33,000(3)        4.1            8.000       11/28/05     166,028        420,748

---------------
(1) Potential Realizable Values are based on an assumption that the share price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of the grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an optionholder may realize will be a function of the extent to which the share price exceeds the exercise price on the date the option is exercised and also will depend on the optionholder's continued employment through the vesting period. The actual value to be realized by the optionholder may be greater or less than the values estimated in this table.

(2) In connection with being named an executive officer of the Company, Thomas
    J. Fitzpatrick received an option to purchase 100,000 shares of Common Stock, at an exercise price of $22.125 per share, on August 13, 1996. These options were canceled on September 9, 1996. Mr. Fitzpatrick received another option to purchase 100,000 shares of Common Stock, at an exercise price of $14.00 per share, on September 9, 1996. These options vest in four equal annual installments commencing on the first anniversary of the grant.

(3) Options vest in four equal annual installments commencing on the first anniversary of the date of grant. Unvested options are subject to termination upon termination of the optionee's service with the Company.

     The following table summarizes option exercises during fiscal 1996 and the value of vested and unvested options for the persons named in the Summary Compensation Table at June 30, 1996. Year-end values are based upon a price of $23.75 per share, which was the closing market price of a share of Common Stock on June 28, 1996, the last trading day of the fiscal year.

      AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

                                                                                        VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                              SHARES                    OPTIONS AT JUNE 30, 1996            JUNE 30,1996
                             ACQUIRED       VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -----------   ----------   -----------   -------------   -----------   -------------
Kenneth Draeger...........    174,000     $4,045,500     886,902        300,378      $20,620,472    $ 6,458,789
Stephen J. Felice.........         --             --          --        100,000               --      1,575,000
R. Peter Zimmermann.......     20,000        465,000     257,951         69,049        5,997,361      1,492,889
James J. Greenwell........         --             --      96,667         73,333        2,192,485      1,465,016
Thomas M. Molchan.........         --             --          --         33,000               --        519,750

     The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees, nor does it sponsor any defined benefit or actuarial plans at this time.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Draeger entered into an employment agreement with Decision Data Inc., the predecessor of a wholly owned subsidiary of the Company, in October 1992. The employment agreement, which is terminable at will by either party, provides for a base salary of not less than $250,000 plus an annual bonus awarded pursuant to a target formula developed by the Board of Directors. The employment agreement also provides for a bonus to be paid to Mr. Draeger in the event of a change of control of the Company, ranging from $300,000 if the Equity Value (as defined in the employment agreement) of the transaction is at least $40.0 million, to an amount equal to $2.0 million plus 2% of any excess in Equity Value over $100.0 million for transactions with an Equity Value in excess of $100.0 million. In addition, severance benefits are payable to Mr. Draeger in the event that his employment is terminated, other than for cause (as defined in the agreement), death or disability, for a period of 18 months following such termination in a monthly amount equal to one-twelfth of his annual salary. Mr. Draeger has agreed not to compete with the Company for a one year period after termination of his employment for any reason.

     Messrs. Felice, Zimmermann and Greenwell have severance arrangements with the Company which in various instances provide for a severance payment of up to one times base annual salary, a pro-rata portion of accrued bonus, and the continuation of certain benefits for up to one year in the event of termination without cause.

COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual retainer of $10,000 as well as $1,500 for attendance at any meeting of the Board of Directors or any meeting of the Executive Committee, Audit Committee or Compensation Committee, except telephonic meetings and committee meetings held on the same date as a Board meeting.

     Under the terms of the Plan, as amended in 1996, each non-employee director is entitled to receive a one-time grant of options to purchase 4,000 shares of Common Stock vesting 25% a year over four years. In addition, the Plan provides for a one-time grant of options to purchase 1,000 shares of Common Stock to each non-employee director elected on or after May 2, 1996, vesting immediately. These grants are subject to stockholder approval of the 1996 amendments to the Plan (see Proposal No. 2).

     The following Compensation Committee Report and the Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      JOINT REPORT OF THE COMPENSATION AND
               STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

     On May 2, 1996, after the Company's IPO, the Board of Directors created the Compensation Committee and the Stock Option Committee (the "Committees") of the Board to have the responsibility for implementing and administering the Company's compensation policies and programs for its executive officers. Prior to May 2, 1996, the responsibilities of the Committees were performed by the Board as a whole.

     The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. In addition, the Compensation Committee is responsible for setting the performance criteria for annual cash incentive awards and determining the achievement levels and payout for the executive officers. The Stock Option Committee is responsible for determining which executives, including the CEO, will be granted stock options and restricted stock and the size of such grants.

COMPENSATION POLICIES

     The Company's compensation policies for executive officers, as established by the Board prior to the IPO and continued by the Compensation Committee, are designed to (a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive awards, and grants of stock options.

ANNUAL COMPENSATION

     The primary factor used to set cash compensation for the Company's executive officers is an analysis of competitive executive compensation based upon general business compensation surveys as well as more specific compensation surveys of companies of comparable business, size and complexity to the Company. Prior to the IPO, the Board relied on analyses of published compensation surveys by the Human Resources Department of the Company to analyze competitive compensation with respect to executive compensation. Subsequent to the IPO, the Company engaged William M. Mercer, Inc., an independent compensation consultant, to analyze competitive compensation. The Compensation Committee relied on the consultant's analysis to choose the most direct competitors for executive talent, which are not the same companies that are included in the S&P Computer Software and Services Index (See Performance Graph). Thus, the compensation peer group is not the same as the companies in the index used in the Performance Graph included in this Proxy Statement.

     The Company's policy is to pay its executive officers at competitive cash compensation medians for comparable positions. Base salaries of individual executive officers vary depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements and historical compensation levels. Incentive awards are designed to give competitive cash compensation if performance targets are met, more than competitive compensation if performance targets are exceeded, and less than competitive compensation if performance targets are not met. Previously granted stock options are not considered in setting cash compensation levels.

     The Board met in November 1995 to review current market data based on the increased size and complexity of the Company and the increased span of responsibility for each executive officer, including the CEO, in light of the BABSS acquisition, and to review and approve base salaries, incentive pay and performance targets for the period October 21, 1995, the date of the acquisition of BABSS, through the remainder of fiscal 1996. For the executive officers who were formerly employed by BABSS, the Board used their base salary rates while employed by BABSS as a factor in determining their base salaries in their new positions with the Company. Annual incentive targets were set for the executive officers, excluding the CEO, based on each officer's level and position, consisting of financial targets and individual performance goals.

     Executive officers, excluding the CEO (as discussed separately below), earned cash incentive awards for fiscal 1996 performance based upon individual annual accomplishments measured against the pre-established goals. Seventy-five percent (75%) of the target award for each executive was calculated based on achievement of specified operating income goals. The remaining 25% of the target award was based on achievement of individual performance objectives by each executive officer. The individual performance objectives included: integration goals for the merged companies; the achievement of the IPO; targets for revenue growth, operating cash flow, and savings from financing activities; goals for customer satisfaction and productivity; development of marketing plans; development of an advanced information systems architecture; the design and implementation of incentive plans; and the design and implementation of compliance and audit programs. Not each performance criterion applied to each executive officer, and each officer had different weighting for his individual performance objectives. Executive officers, excluding the CEO, received one-eighth of their annual incentive award target in quarterly payments for each quarter in which the Company met or exceeded its year-to-date operating income target. These payments were deducted from the final incentive payment for fiscal 1996.

LONG-TERM COMPENSATION

     The Company has granted stock options at irregular intervals at the discretion of the Board, prior to the IPO, and at the discretion of the Stock Option Committee, subsequent to the IPO. The number of options in each grant is not based on any specific criteria. However, the Board and the Stock Option Committee considered primarily the executive's position, skills and achievements, and the level and timing of previously granted stock options. Stock options were granted to each executive officer, including to the CEO (as discussed below), by the Board at its November 1995 meeting.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Draeger's annual base salary was raised to $400,000 by the outside directors at the time of the BABSS acquisition to reflect his increased responsibilities. Based upon the analysis by the outside directors at the time of the increase and subsequent analysis by the Compensation Committee, the Compensation Committee is of the opinion that Mr. Draeger's base salary is comparable to the median of competitive base salaries for executives from companies of similar annual revenues, operating earnings and growth potential.

     There was no pre-set formula by which the amount of Mr. Draeger's 1996 annual cash incentive award was determined. However, the Compensation Committee considered the financial performance of the

Company during the fiscal year and the median of competitive cash compensation for executives with companies of similar annual revenues. It noted in particular that the Company's actual operating income exceeded the operating income target. In recognition of these factors, the Compensation Committee awarded an annual incentive award to Mr. Draeger of $357,000.

     The Compensation Committee also considered Mr. Draeger's pivotal role in the acquisition of BABSS and the Company's IPO. The Compensation Committee believes the best measure of success for these two accomplishments is sustained shareholder value. Accordingly, an award of $127,500 will be paid to Mr. Draeger contingent upon completion of ten consecutive trading days, between September 3, 1996 and the end of the fiscal year (June 30, 1997), during which the Company's share price closes at $18.00 or higher. Should the fiscal year conclude without achievement of this required share price performance, this award will expire unpaid. It is the intent of the Compensation Committee that these two aforementioned awards, totaling $484,500, constitute the annual incentive award for fiscal 1996. This award is separate and apart from any award to be paid for the Company's fiscal 1997 financial and operational performance and Mr. Draeger's other achievements during fiscal 1997.

     Long-term incentive compensation for Mr. Draeger is provided in the form of stock options. In recognition of the Company's growth and Mr. Draeger's leadership in achieving the Company's growth and profitability over the term of his employment, the outside directors granted him, at the November 1995 meeting, options to acquire a total of 70,000 shares, vesting in equal annual increments over four years and exercisable at $8.00 per share, which the Board determined was the fair market value at such date.

DEDUCTIBILITY OF CERTAIN COMPENSATION

     Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through June 30, 1996, this provision has not affected the Company's tax deductions, but the Committees will continue to monitor the potential impact of section 162(m) on the Company's ability to deduct executive compensation. The Committees note that the Company's compensation plan contains provisions relating to stock options that are designed to preserve the deductibility of income realized upon exercise of stock options.

     This Report has been provided by the Compensation and Stock Option Committees of the Board of Directors.

            Compensation Committee of         Stock Option Committee of
              the Board of Directors:         the Board of Directors:
            Thomas E. McInerney, Chairman     Michael C. Brooks, Chairman
            Don E. Ackerman                   Bruce K. Anderson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Ackerman, a director of the Company, is Chairman of the Board and a holder of less than two percent of the outstanding common stock of Genicom Corporation ("Genicom"). From time to time, the Company purchases spare parts from Genicom to service printers sold by Genicom. The Company believes that its transactions with Genicom are on terms no less favorable to the Company than similar transactions with unaffiliated third parties. Purchases from Genicom for the fiscal year ended June 30, 1996 were approximately $1.5 million.

     In connection with the financing of the Company's acquisition of BABSS, the Company issued 181,145 shares, 109,532 shares, 848 shares and 1,695 shares of Series C Preferred Stock (subsequently converted into 3,751,486 shares of Common Stock in connection with the IPO) to certain partnerships associated with WCAS, Whitney, Mr. McInerney and Mr. Anderson, respectively, in each case at a price of $100 per share. In addition, the Company issued to a partnership associated with WCAS and a partnership associated with Whitney, respectively, warrants to purchase 297,606 and 171,144 shares of Common Stock, at an exercise price of $.10 per share, for a cash purchase price of $7.25333 per warrant. Finally, the Company sold $19.1 million and $10.9 million aggregate principal amount of 10.101% subordinated notes due 2001 (the "Notes") to a partnership associated with WCAS and a partnership associated with Whitney, respectively. The Notes were repaid with proceeds from the Company's IPO. Messrs. Anderson and McInerney are general partners of certain WCAS entities and Mr. Brooks is a general partner of Whitney.

     In December 1995, the Company paid Whitney $125,000 representing the payment of past due amounts for financial consulting services rendered by Whitney to the Company in a prior transaction. Mr. Brooks is a general partner of Whitney.

     Mr. McInerney previously served as Chairman of the Company from 1994 to 1995.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Standard & Poor's 500 Stock Index (the "S&P Index"), and (ii) the Standard & Poor's Computer Software & Services Index (the "Computer Index"), assuming an investment of $100 on April 4, 1996 in each of the Common Stock of the Company, the stocks comprising the S&P Index and the stocks comprising the Computer Index, and further assuming reinvestment of dividends. The graph commences as of April 4, 1996, the date the Common Stock became publicly-traded.

                               PERFORMANCE GRAPH

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)         DECISIONONE    S&P COMPUTER       S&P 500
4-APR                                      100             100             100
30-APR                                 115.429           106.5          99.742
31-MAY                                 132.571         109.106         102.022
28-JUN                                 107.571         111.771         102.252

The graph assumes $100 invested in DecisionOne and the two indices on April 4, 1996.

                                (PROPOSAL NO. 2)
                 AMENDMENT AND RESTATEMENT OF STOCK OPTION PLAN

     At the Annual Meeting, there will be presented to stockholders a proposal to approve and adopt the Plan. On May 2, 1996, the Board of Directors of the Company and its Compensation and Stock Option Committees amended and restated the Company's Stock Option and Restricted Stock Purchase Plan (the "Old Plan") by adopting the Plan, subject to stockholder approval at the Annual Meeting. The amendment and restatement will not be effective unless and until stockholder approval is obtained.

     As proposed to be amended and restated, the Plan adds provisions to the Old Plan (i) providing for the grant of nonqualified stock options to non-employee directors of the Company; (ii) increasing the number of shares authorized for issuance under the Old Plan by 2,000,000 shares to a total of 5,350,000 shares; and (iii) complying with section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Board believes the Plan helps the Company and its subsidiaries attract, retain and motivate employees of, and others employed by or performing services for, the Company or its subsidiaries and to encourage such persons to devote their best efforts to the business and financial success of the Company. By providing key employees with the opportunity to acquire an equity interest in the Company over time, the Board believes stock options serve to align the interests of key employees closely with other stockholders. Similarly, the Board believes the provision of options to non-employee directors is necessary to attract and retain qualified outside directors.

     Since stock options are the only form of long-term incentive currently offered to the Company's key employees, an adequate reserve of shares is necessary to enable the Company to make periodic grants in the future to retain its key employees. In addition, acquisitions have played a key role in the Company's growth, and the availability of options is critical to attract experienced management from businesses which may be acquired by the Company. For example, in connection with the acquisition of BABSS, the Board of Directors granted an aggregate of 476,000 options to key managers of BABSS. For the above reasons, the Board believes it is necessary to increase the number of shares authorized for issuance under the Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE PLAN.

     THE PLAN IS SET FORTH AS EXHIBIT A TO THIS PROXY STATEMENT. THE DESCRIPTION OF THE PLAN CONTAINED HEREIN DESCRIBES THE PLAN INCLUDING ALL AMENDMENTS AND RESTATEMENTS OF THE OLD PLAN DESCRIBED ABOVE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT A.
                            ------------------------
                            DESCRIPTION OF THE PLAN
                            ------------------------

GENERAL

     The Old Plan was originally adopted by the Board of Directors on September 15, 1988, and was subsequently approved by the stockholders of the Company. Following the amendment and restatement of the Old Plan by the Board of Directors on May 2, 1996, the Plan provides for (i) grants of incentive stock options ("ISOs") to employees of the Company or its subsidiaries, (ii) nonqualified stock options ("NQSOs") to employees, non-employee directors or any person employed by or performing consulting services (other than consulting services in connection with a capital transaction) for the Company or its subsidiaries, and (iii) grants of rights to purchase restricted stock of the Company ("Awards") to employees of the Company or its subsidiaries. If the Company has additional subsidiaries in the future, the Plan will apply to employees of, and certain consultants and advisors to, such subsidiaries. Shares of Common Stock to be issued under the Plan are covered by a registration statement on Form S-8 which was filed with the Securities and Exchange Commission (the "SEC") in May 1996.

     The Plan authorizes up to 5,350,000 shares for issuance pursuant to its terms. Shares issued under the Plan may be authorized but unissued Common Stock or may be Common Stock held in, or acquired for, the treasury of the Company. If and to the extent outstanding options are terminated or expire, the shares allocable to the unexercised portion of such options may again be subject to an option or Award granted under the Plan. As of October 18, 1996, stock options have been exercised and Awards have been made with respect to 472,400 shares, and stock options covering an additional 2,691,220 shares of Common Stock had been granted and were outstanding. If the Plan is not approved and adopted by stockholders, only 186,380 shares of Common Stock would be available for future grants under the Old Plan.

ADMINISTRATION

     The Plan is administered and interpreted by the Stock Option Committee which consists of not less than two persons appointed by the Board of Directors from among its members, all of whom are "outside directors" as defined in section 162(m) of the Code and related Treasury regulations. The Stock Option Committee has the sole authority to select (i) persons to whom ISOs and NQSOs (collectively, "Options") or Awards may be granted under the Plan,
(ii) the type, size and other terms and conditions of each Option or Award,
(iii) the time when the grant of Options or Awards will be made and (iv) any other matters arising under the Plan. The Stock Option Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules and regulations for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion.

GRANTS

     The Committee may grant (i) stock options intended to qualify as ISOs, within the meaning of section 422 of the Code, (ii) NQSOs, (iii) Awards, or (iv) any combination of ISOs or NQSOs. Non-employee directors may receive only NQSOs.

ELIGIBILITY

     All employees (including officers and directors) of the Company (approximately 5,600 employees as of June 30, 1996) are eligible to participate in the Plan. Non-employee directors may be granted only NQSOs under the formula grants provided in the Plan. It is not possible to specify in advance the number of consultants who may be eligible for NQSOs or Awards under the Plan. In any calendar year under the term of the Plan, no individual may receive Options or Awards for more than an aggregate of 2,680,000 shares of Common Stock.

     Subject to the terms of the Plan, the Stock Option Committee is responsible for designating the employees of, and others employed by or performing services for, the Company and its subsidiaries who may participate in the Plan. The Stock Option Committee is authorized to select the persons to receive Options or Awards from among those eligible and to determine the number of shares of Common Stock that are subject to each Option or Award.

TERMS AND CONDITIONS OF STOCK OPTIONS

     Option Price. The Stock Option Committee fixes the option price per share (other than NQSOs granted to non-employee directors) at the date of grant. The option price of any ISO granted under the Plan may not be less than the "fair market value" of the underlying shares of Common Stock on the date of grant. However, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the option price per share of an ISO must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs granted under the Plan and any other plan become exercisable for the first time by a recipient thereof during any calendar year exceeds $100,000, such ISOs, to the extent of such excess, will be treated as NQSOs. The option price of any NQSOs, other than those granted to non-employee directors, may be more than, less than or equal to, the fair market value of the underlying shares of Common Stock on the date of grant. The option price of NQSOs granted to non-employee directors shall be the fair market value of the underlying shares of Common Stock on the date of grant. Currently, the measure of fair market value of a share of Common Stock on a particular date is the closing sale price of such share as reported on the Nasdaq National Market on that date. On October 18, 1996, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $15.00 per share.

     Term and Exercisability of Option. The Stock Option Committee determines the term of each option (other than NQSOs granted to non-employee directors), which may not exceed ten years from the date of grant or, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, five years from the date of grant. The term of NQSOs granted to non-employee directors is ten years subject to earlier termination in the event of termination, disability or death. The exercisability of Options (other than NQSOs granted to non-employee directors as described below) will be as determined by the Stock Option Committee, in its sole discretion, and specified in a grant letter. The Stock Option Committee, in its sole discretion, may accelerate the exercisability of any Option (other than NQSOs granted to non-employee directors).

     Termination of ISO as a Result of Termination of Employment, Disability or Death. In the sole discretion of the Stock Option Committee, the terms of any ISO may include provisions that (i) cease vesting thereof on, and terminate the option one month after, the date on which the recipient thereof ceases to be employed by the Company or any parent or subsidiary of the Company for any reason other than as a result of his death or "disability" (within the meaning of section 22(e)(3) of the Code) and (ii) cease vesting thereof on, and terminate the option one year after, the date on which the recipient thereof ceases to be employed by the Company or any parent or subsidiary of the Company by reason of his "disability" (within the meaning of section 22(e)(3) of the Code) or his death.

     NQSOs Granted to Non-employee Directors. Under the Plan, non-employee directors will automatically receive grants of NQSOs. According to the formula grants each non-employee director who is a member of the Board of Directors on May 2, 1996 or who first becomes a member of the Board of Directors thereafter will receive an NQSO grant to purchase 4,000 shares of Common Stock ("Initial Grant"). Initial Grant options will become exercisable with respect to 25% of the shares on the first anniversary of the date of grant and an additional 25% on each anniversary thereafter. In addition, each non-employee director who first becomes a member of the Board of Directors on or after May 2, 1996 will receive an NQSO grant to purchase 1,000 shares of Common Stock ("Additional Grant"). Additional Grant options are fully exercisable as of the date of grant.

     NQSOs granted to non-employee directors (i) cease vesting on, and terminate one month after, the date on which the recipient thereof ceases to be a director of the Company for any reason other than as a result of his death or "disability" (within the meaning of section 22(e)(3) of the Code) and (ii) cease vesting on, and terminate one year after, the date on which the recipient thereof ceases to be a director of the Company by reason of his "disability" (within the meaning of section 22(e)(3) of the Code) or his death.

TERMS AND CONDITIONS OF STOCK AWARDS

     Award Price. The Stock Option Committee may issue or transfer shares of Common Stock under an Award pursuant to the Plan. The amount to be paid by a recipient of an Award to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Stock Option Committee and may be less than, equal to or greater than the fair market value of the shares of Common Stock subject to the Award on the date of the Award. The number of shares of Common Stock granted to each grantee is determined by the Stock Option Committee, subject to the maximum limit described above. The Award will contain such vesting provisions, transfer restrictions and other restrictions and conditions as the Stock Option Committee may determine in its sole discretion.

     Adjustment Provisions. Subject to the change of control provisions described below, in the event of a stock split, stock dividend, combination or exchange of shares, merger, consolidation, reorganization, recapitalization or similar transaction, the Board may appropriately adjust: (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option, (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options or Awards may be granted under the Plan.

CHANGE OF CONTROL PROVISIONS

     In the event of (i) an offer to holders of Common Stock generally relating to the acquisition of their shares including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the Board of Directors may, in its sole discretion, make such adjustments as it deems equitable in respect of outstanding Options or Awards including, without limitation, the revision or cancellation of any outstanding Options or Awards.

AMENDMENTS

     The Board of Directors may amend or terminate the Plan at any time; provided, however, that the Board of Directors may not amend the Plan to (i) increase (except for increases due to the adjustments discussed above) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder, (ii) decrease the minimum exercise price specified by the Plan in respect of ISOs, (iii) change the class of employees eligible to receive ISOs under the Plan, (iv) increase the individual limit of shares of Common Stock for which Options and/or Awards may be granted to any single individual under the Plan, or (v) make any amendment that requires stockholder approval pursuant to Rule 16b-3 of the Exchange Act or section 162(m) of the Code without stockholder approval. The Plan will terminate on September 15, 1998 unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the stockholders. A termination or amendment of the Plan that occurs after a grant is made will not result in the termination or amendment of such grant.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax treatment of grants and Awards under the Plan under present tax law is described generally below. Local and state tax authorities may also tax incentive compensation awarded under the Plan.

     Non-Qualified Stock Options. There are no federal income tax consequences to a recipient or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a recipient thereof will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by the exercise of an NQSO, a recipient will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the recipient's adjusted tax basis in such shares (the exercise price plus the amount of ordinary income recognized by the recipient at the time of exercise of the NQSO).

     Incentive Stock Options. A recipient of an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares of Common Stock acquired upon exercise exceeds the option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. An ISO recipient who disposes of the shares of Common Stock acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the recipient's other tax basis in such shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if an ISO recipient disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the recipient held his or her shares prior to the disposition.

     Awards. A recipient of an Award normally will not recognize taxable income upon the grant of an Award, and the Company will not be entitled to a deduction, until such Common Stock is transferable by such recipient or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares of Common Stock received in an Award are either transferable or are no longer subject to substantial risk of forfeiture, the recipient thereof will recognize ordinary compensation income in an amount equal to the fair market value of such shares (less any amounts paid for such shares) at that time and the Company will be entitled to a deduction in the same amount. A recipient of an Award may, however, elect to recognize ordinary compensation income in the year the Award is granted in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the Award recipient upon subsequent disposition of the shares of Common Stock will be a capital gain or loss. If, after making the election, any shares of Common Stock subject to an Award are forfeited, the recipient thereof is not entitled to any tax deduction or tax refund as a result of the forfeiture (other than with respect to any amounts paid by the recipient for such shares).

     Section 162(m). Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of options granted under the Plan and the value of shares of Common Stock received when the shares of restricted stock or other Awards became transferable (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to make grants of options thereunder meet the requirements of "performance-based compensation." Awards of restricted stock generally will not qualify as "performance-based compensation."

NEW PLAN BENEFITS

     Non-executive directors as a group received 21,000 options under the Plan subject to stockholder approval. The Stock Option Committee has not yet determined allocation of the additional 2,000,000 shares of Common Stock to be reserved for issuance under the Plan pursuant to the amendment and restatement of the Old Plan.

                                (PROPOSAL NO. 3)

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to be the Company's auditors for fiscal 1997. Although not required to do so, the Board has determined that it would be desirable to request ratification of this appointment by the holders of shares of Common Stock of the Company. If such ratification is not received, the Board will reconsider the appointment. Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

     The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for the ratification of this selection.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended June 30, 1996 all filing requirements applicable to its officers, directors and ten-percent stockholders were satisfied, except that the Forms 3 filed by the Company on behalf of Messrs. Draeger, Ackerman, Weinbach, Felice, Zimmermann, Giordano, Greenwell, Molchan and Wilson were not filed on a timely basis.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1997 annual meeting, such proposals must be received by the Company no later than June 30, 1997. Proposals should be directed to the attention of the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended June 30, 1996, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Investor Relations.

                                          By order of the Board of Directors,

                                          Thomas M. Molchan
                                          Corporate Secretary

Frazer, Pennsylvania
October 28, 1996

                                                                       EXHIBIT A

                           DECISIONONE HOLDINGS CORP.

                              AMENDED AND RESTATED
                STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

     Section 1. Purpose. The purpose of the DecisionOne Holdings Corp. Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of DecisionOne Holdings Corp., a Delaware corporation (the "Company") and any Subsidiary thereof, and its stockholders by providing an opportunity to selected employees, officers and directors of the Company or any Subsidiary thereof as of the date of the adoption of this Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and/or by the granting of rights to purchase the Common Stock of the Company on a "restricted stock" basis. Under this Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

     Section 2. Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.1. "Award" shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

     2.2. "Board of Directors" shall mean the Board of Directors of the Company.

     2.3. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.4. "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

     2.5. "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

     2.6. "Employee" shall mean (i) with respect to an ISO, any person including an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award shall mean any person employed by, or performing consulting services (other than consulting services in connection with a capital transaction) for the Company or any Subsidiary of the Company, including, without limitation, directors and officers.

     2.7. "ISO" shall mean an Option granted to an Employee under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in
Section 422(b) of the Code.

     2.7A "Non-Employee Directors" shall mean members of the Board of Directors who are not employed in any capacity by the Company or any Subsidiary of the Company.

     2.8. "Non-Qualified Option" shall mean an Option granted to a Participant pursuant to the Plan which is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury Regulation Section 1.83-7 and which shall not constitute nor be treated as an ISO.

     2.9. "Option" shall mean any ISO or Non-Qualified Option granted to a Participant pursuant to this Plan.

     2.10. "Participant" shall mean any Employee or Non-Employee Director to whom an Award and/or an Option is granted under this Plan.

     2.11. "Parent of the Company" shall have the meaning set forth in Section 424(e) of the Code.

     2.12. "Subsidiary of the Company" shall have the meaning set forth in
Section 424(f) of the Code.

     Section 3. Eligibility. Awards and/or Options may be granted to any Employee and any Non-Employee Director. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof, except that Non-Employee Directors shall be eligible only to receive Non-Qualified Options pursuant to
Section 6.3 hereof. No person other than Non-Employee Directors shall have any right to receive grants or to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

     Section 4. Common Stock Subject to the Plan.

     4.1. The total number of shares of Common Stock for which Options and/or Awards may be granted under this Plan shall not exceed in the aggregate five million three hundred and fifty thousand (5,350,000) shares of Common Stock. The maximum aggregate number of shares of Common Stock that shall be subject to Options and/or Awards under this Plan to any single individual during any calendar year shall be 80% of the aggregate number of shares specified in the preceding sentence.

     4.2. The shares of Common Stock that may be subject to Options and/or Awards granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under this Plan. If any shares of Common Stock acquired pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

     4.3. Special ISO Limitations.

     (a) The aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000; provided, however that in the event the foregoing limit is exceeded, the Options, to the extent of such excess, shall be treated as Non-Qualified Options.

     (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

     4.4. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

     Section 5. Administration of the Plan.

     5.1. The Plan shall be administered and interpreted by a committee consisting of not less than two persons appointed by the Board of Directors of the Company from among its members, all of whom are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors," as defined under section 162(m) of the Code and related Treasury regulations.

     5.2. (a) Options. Subject to the provisions of Section 6.3, the Committee shall have the sole authority and discretion under this Plan (i) to select the Participants who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option;
(iii) to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish vesting provisions for any Option relating to the time (or the circumstance) when the Option may be exercised by a Participant, including vesting provisions which may be contingent upon the Company meeting specified financial goals; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs shall be "accelerated" within the meaning of Section 424(h) of the Code, and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of this Plan

     (b) Award. The Committee shall have the sole authority and discretion under this Plan (i) to select the Participants (other than Non-Employee Directors) who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted; (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including vesting provisions which may be contingent upon the Company meeting specified financial goals; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the time or times and the conditions subject to which any shares of Common Stock subject to an Award may be repurchased by the Company (as well as the terms and conditions of any such repurchase); (ix) to determine the circumstances and conditions subject to which a proposed sale of shares of Common Stock subject to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right or first refusal); (x) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstance under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (xi) to accelerate time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse or otherwise remove any or all such restrictions; and (xii) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of this Plan.

     5.3. Subject to Section 6.3, the Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

     5.4. The interpretation and construction by the Committee of any provisions of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

     5.5. Subject to Section 6.3, members of the Committee, who are either eligible for Options hereunder, or to whom Options have been granted hereunder, may vote on any matter affecting the administration of the Plan or the granting of Options under the Plan; provided, however, that no director (or member of the Committee) shall vote upon the granting of an Option to himself, but any such director may be counted in determining the existence of a quorum at any meeting of the Committee at which the Plan is administered or action taken with respect to the granting of any Option.

     5.6. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

     5.7 Satisfaction of Option Price. The Optionee shall pay the option price in (i) cash, (ii) with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Optionee and having a fair market value (as defined in Section 6.1(a)) equal to the option price,
(iii) with the consent of the Committee in its sole discretion, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a Loan Program established by the Company, or any successor program as in effect from time to time, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the Loan Program,
(iv) by such other mode of payment as may be approved by the Committee including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (v) through any combination of (i), (ii),
(iii), (iv) or (v). The Optionee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid.

     Section 6. Terms and Conditions of Options.

     6.1. ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422 of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

     The terms and conditions of each ISO shall include the following:

     (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of this Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the closing bid and asked prices quoted in the NASDAQ system on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ systems, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

     (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee's lifetime, an ISO shall be exercisable only by the Optionee.

     (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan including the date on which such ISO shall expire and terminate, provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

     (d) In the event that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payment are insufficient to satisfy such federal, state or local taxes, such Participant will be required to pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. A Participant may use issued and outstanding Common Stock for the payment of taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

     (e) In the sole discretion of the Committee the terms and conditions of any ISO may (but need not) include any of the following provisions:

          (i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          (ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          (iii) In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than such "disability" or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

     6.2. Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan, other than grants to Non-Employee Directors pursuant to Section 6.3, shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Option will be such that each Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422 of the Code and will be a "non-qualified stock option" for federal income tax purposes. The terms and conditions of any Option granted hereunder need not be identical to those of any other Option granted hereunder.

     The terms and conditions of each Non-Qualified Option Agreement shall include the following:

     (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

     (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to this Section (including the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

     (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

     (d) In the event that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payment of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, or if no such payments are due to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

     6.3 Option Grants to Non-Employee Directors. A Non-Employee Director shall be entitled to receive Non-Qualified Options only in accordance with this
Section 6.3.

     (a) Initial Grant. Each Non-Employee Director who is a member of the Board of Directors on May 2, 1996 and each Non-Employee Director who first becomes a member of the Board of Directors thereafter will receive a grant of a Non-Qualified Option to purchase 4,000 shares of Common Stock.

     (b) Additional Grant. Each Non-Employee Director who first becomes a member of the Board of Directors on or after May 2, 1996 will receive a grant of a Non-Qualified Option to purchase 1,000 shares of Common Stock immediately upon his or her becoming a member of the Board of Directors.

     (c) Option Exercise Price. Options granted under this Section 6.3 shall have a per share exercise price equal to the fair market value (as defined in Section 6.1(a) of the Plan) of a share of Common Stock on the date of grant.

     (d) Option Term and Exercisability. The term of each Option granted pursuant to this Section 6.3 shall be ten years. Options granted under Section 6.3(a) shall be exercisable as follows: 25% on the first anniversary of the date of grant and an additional 25% on each of the following three anniversaries thereof. Options granted under Section 6.3(b) shall be fully exercisable as of the date of grant.

     (e) Administration. The provisions of this Section 6.3 are intended to operate automatically and not require administration. However, to the extent that administrative determinations are required, the provisions of this Section
6.3 shall be made by the members of the Board of Directors who are not eligible to receive grants under this Section 6.3, but in no event shall such determinations affect the eligibility of optionees, the determination of the exercise price, the timing of the grants or the number of shares subject to Options granted hereunder or otherwise cause the Plan, insofar as it relates to Non-Employee Directors, to fail to satisfy the conditions of Rule 16b-3(c)(ii) under the Exchange Act.

     (f) Applicability of Plan Provisions.  All Options granted pursuant to this
Section 6.3 shall be subject to the terms of Section 6.1(e) provided, however, that the Committee shall not have the discretion to modify such terms. Furthermore, except as otherwise provided in the Plan (including this Section 6.3), the Non-Qualified Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Non-Qualified Options granted to other persons provided however that (i) with respect to the provisions of Section 6.2, the Committee shall not have the discretion to modify the terms of such provisions in the Option agreement and (ii) if an event described in Section 8(a) occurs, adjustments, as described in that Section, shall be made automatically.

     (g) Amendment.  Notwithstanding any other provision of the Plan, this
Section 6.3 may not be amended more than once every six months, other than to comply with changes in the law including the Code or the regulations thereunder.

     Section 7. Terms and Conditions of Awards.

     The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

     The terms and conditions of each Award shall include the following:

     (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Award on the date the Award is granted.

     (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

     (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restriction imposed on such Stock and such other matters as the Board of Directors may determine.

     (d) In the event that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state of local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

     Section 8. Adjustments. (a) Subject to the provisions of paragraph (b) below, in the event that after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration or any dividends payable in Common Stock, the Board of Directors shall appropriately adjust: (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs; (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under this Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of this Plan.

     (b) Notwithstanding the foregoing, in the event of (i) an offer to holders of Common Stock generally relating to the acquisition of their shares including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the Board of Directors may, in its sole discretion, make such adjustments as it deems equitable in respect of outstanding Options and/or Awards including, without limitation, the revision or cancellation of any outstanding Options and/or Awards. Any such determination by the Board of Directors shall be effective and binding for all purposes of this Plan.

     Section 9. Effect of the Plan on Employment Relationship.

     Neither this Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or the service of the Company or any Subsidiary as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant's employment or other relationship with the Company of any Subsidiary, as the case may be, at any time.

     Section 10. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding stock of the Company entitled to vote thereon at a meeting, the Board of Directors may not amend the Plan to (i) increase (except for increases due to the adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder, (ii) decrease the minimum exercise price specified by the Plan in respect of ISOs, (iii) change the class of Employees eligible to receive ISOs under the Plan, (iv) increase the individual limit of shares of Common Stock for which Options and/or Awards may be granted to any single individual under the Plan, or (v) make any amendment that requires shareholder approval pursuant to Rule 16b-3 of the Exchange Act or 162(m) of the Code.

     Section 11. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

     Section 12. Effective Date

     (a) Effective Date of the Plan. Subject to the approval of the Company's shareholders, this Plan shall be effective as of September 15, 1988, as amended and restated effective May 2, 1996.

     (b) Effectiveness of Section 16 and Section 162(m) Provisions. The provisions of the Plan that refer to, or are applicable to persons subject to,
Section 16 of the Exchange Act or Rule 16b-3 thereunder or Section 162(m) of the Code shall not be effective, prior to the effective date of the Exchange Act Registration Statement, and shall remain effective thereafter for so long as the Common Stock remains registered pursuant to Section 12 of the Exchange Act.

--------------------------------------------------------------------------------


PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           DECISIONONE HOLDINGS CORP.

The undersigned hereby appoints Kenneth Draeger, Stephen J. Felice and Thomas
M. Molchan as proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of DecisionOne Holdings Corp. held of record by the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on Thursday, December 5, 1996 and any adjournment thereof.

THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING, IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED IN ITEMS 1, 2 AND 3. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


     (Continued, and to be marked, dated and signed, on the reverse side.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND   Please mark
THE MATTERS SET FORTH BELOW.                                    your votes as     /X/
                                                                indicated in
                                                                his example.

Item 1 -- ELECTION OF DIRECTORS    Nominees: Bruce K. Anderson, Michael C.
                                   Brooks, Kenneth Draeger, Thomas E.
     FOR            WITHHOLD       McInerney, Arthur F. Weinbach
                     FOR ALL
                                   WITHHOLD FOR: (write the name of the nominee(s) in the space provided below.
    / /               / /          _____________________________________________

Item 2 -- APPROVAL OF AMENDED      Item 3 -- RATIFICATION OF SELECTION
          STOCK OPTION PLAN                  OF INDEPENDENT AUDITORS

     FOR     AGAINST  ABSTAIN                 FOR     AGAINST  ABSTAIN                CHECK BOX IF YOU
                                                                                     PLAN TO ATTEND THE    / /
     / /       / /     / /                    / /       / /     / /                     ANNUAL MEETNG






Signature                                            Signature                                             Date
          -----------------------------------------             -----------------------------------------       ----------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
---------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -